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[LETTERHEAD]



         August 6, 1997




         PRIVILEGED AND CONFIDENTIAL


         Geographics, Inc.
         1555 Odell Road
         Blaine, Washington 98231


         Attention:    Mr. Ronald S. Deans
                       Chairman of the Board, President and
                          Chief Executive Officer



         Gentlemen:

               This letter agreement (the "Agreement") will confirm the understanding between Geographics, Inc. (the "Company") and
         Cruttenden Roth Incorporated ("CRI" or the "Advisor") pursuant to which the Company has retained CRI to render financial advisory services to the Company, on the terms and subject to the conditions set forth herein, in connection with: 1) an assessment of its strategic financing options and at the Company's option; 2) the sale of all of, or a controlling interest in, any or all of the Company's operations by way of a merger, sale of assets or stock, or other significant transaction involving all or substantially all of, or a controlling interest in, the business, assets or stock of the Company or any of its operations or subsidiaries or any financing that provides additional funds to the Company (a "Transaction").

               1. RETENTION. The Company hereby retains the Advisor on an exclusive basis and the Advisor agrees to act as financial advisor to the Company in connection with a Transaction or potential Transaction. This Agreement shall expire on February 28, 1998 (the "Expiration Date"), unless extended by mutual agreement of the Company and the Advisor. Subject to the terms and conditions of this Agreement, the nature and scope of the Advisor's efforts shall be such as CRI deems appropriate. In connection with its advisory work, the Advisor will evaluate the Company's strategic financing options and will perform promptly, if appropriate, the following:

               (a) an analysis of the Company, its business and its future operating prospects;

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               (b)  an analysis of the objectives of the Company and its
                    shareholders' objectives, analyzing the priorities and tradeoffs associated with such objectives;

               (c) an analysis of values to be received in connection with a possible Transaction;

               (d) delivery of a written summary of strategic financing options;

               (e) assistance with the preparation of a confidential memorandum describing the Company and distribution of such a memorandum to potential participants in a Transaction; provided that all potential participants to be contacted by CRI shall have been approved by the Company in advance in writing (the "Prospective Purchasers");

               (f) the identification, the introduction to, and on-going discussions and negotiations with parties to a Transaction described in (d) above;

               (g) assistance with other matters related to closing a Transaction; and

               (h) other studies, analyses and advisory services as deemed appropriate.

               The Company agrees to retain its own legal counsel and accountants for any necessary legal and tax advice.

               2. COMPENSATION. As compensation for services rendered and to be rendered hereunder by the Advisor, the Company agrees, subject to the provisions of paragraph 6 below, to pay the Advisor (or cause the Advisor to be paid) non-refundable cash fees as follows:

               (a) The Advisor shall be entitled to receive a monthly retainer fee payable in arrears in the amount of $20,000 per month. The first such payment shall be paid upon the acceptance of this letter.

               (b) Upon the closing of any financing (including cash investment or loan) with parties with whom the Company has already initiated discussions, the Company shall pay to CRI a cash fee of $100,000. The Company shall promptly supply CRI a list of such entities in writing. Any monthly retainer fees paid prior to such closing shall be credited against such

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                    $100,000. Such fee shall be $100,000 irrespective of the
                    number of participants in such financing.

               (c) Upon execution of a letter of intent or definitive purchase agreement with respect to any Transaction except that described in paragraph (b) above, which is executed by an officer or director of the Company authorized to execute such a letter or agreement on behalf of the Company, the Company will pay CRI $100,000 for the initial Transaction and $50,000 for any Transaction following the payment of any Success Fee by the Company to CRI. Any monthly retainers fees paid by the Company to CRI that have not already been credited against fees due under paragraph (b) above shall be credited against such $100,000 up to the full amount due under this paragraph (c). No such fee shall be payable for parties from whom the Company has received a letter of intent as of the date or the execution of this letter. Such letters are appended to this letter as
                    Exhibit  II.


               (d) In the event that a Transaction is closed (except as specified in Section 6 hereof), the Company will pay or cause to be paid in cash to CRI, as provided herein, a Success Fee (the "Success Fee") of $200,000 for each Transaction for which payment has been made under paragraph
                    (c) and $300,000 for Transactions for which no payment has been made under paragraph (c). Up to three monthly retainer fees that have not already been credited against other fees payable under this Agreement shall be credited against the Success Fee.

               (e) In addition to the compensation to be paid to the Advisor as provided above, the Company shall pay to, or on behalf of the Advisor, promptly as billed, all reasonable out-of-pocket expenses (including all reasonable fees and expenses of Advisor's counsel, and messenger, overnight courier, fax, telephone, copying, printing and travel related expenses) incurred by the Advisor in connection with the services to be rendered hereunder, not to exceed $20,000 without the approval of the Company.


               3. INDEMNITY. As partial consideration for the services to be rendered by CRI, the Company agrees to indemnify CRI and the other Indemnified Persons as set forth in Exhibit I hereto, which is incorporated herein and made a part hereof.

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               4.   COVENANTS OF THE COMPANY.  The Company agrees as follows:

               (a) This Agreement is duly authorized and validly executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company.

               (b) In connection with Advisor's activities hereunder, the Company agrees to furnish the Advisor with all information concerning the Company and its business, prospects, operations, and financial results and condition that the Advisor reasonably deems appropriate. Such information will include a memorandum, any amendments or supplements (hereto, various corporate reports and any other materials used in connection with consummating the Transaction (collectively, the "Offering Materials"). All of the Offering Materials, and any other documents supplied to CRI or Prospective Purchasers shall have been prepared, reviewed and approved by the Company and shall be, to the Company's best knowledge, accurate and complete in all material respects. Subject to such review and approval of the Offering Materials by the Company, CRI is hereby authorized and directed as the company's exclusive agent to transmit to Prospective Purchasers a copy or copies of the Offering Materials and any other documents delivered to CRI or Prospective Purchasers by or on behalf of the company in connection with the performance of CRI's services hereunder or the consummation of a Transaction. The Company shall promptly advise CRI of any material development affecting the Company or the Offering Materials. In addition, the Company agrees to provide the Advisor with access to the company's accountants, counsel, consultants and other appropriate agents and representatives. The Company acknowledges that the Advisor may rely upon the completeness and accuracy of information and data furnished to it by the Company's officers, directors, employees, agents and representatives without an independent verification of such information and data or an appraisal of the Company's assets.

               (c) In order to coordinate the efforts to effect a Transaction satisfactory to the Company and its shareholders, the Company and its shareholders, officers, directors, and employees will not initiate any discussions with respect to a potential Transaction except with the Advisor. Also, the Company hereby confirms and acknowledges that the only discussions with, or inquiries from, Prospective Purchasers with respect to a potential transaction, that have occurred prior to the date of this Agreement are from the parties

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                    listed on Exhibit II, which is attached hereto.  The Company hereby agrees to permit the Advisor to assist the Company in any negotiations with the Prospective Purchasers listed on
                    Exhibit II. In the event that the Company and its shareholders, officers, directors, and employees receive any other inquiry or are otherwise aware of the interest of any other third party concerning the availability of the company for acquisition, they will promptly inform the Advisor of the Prospective Purchaser and its interest and permit the Advisor to assist the Company in any negotiations with such Prospective Purchaser.

               5. CONFIDENTIALITY. Except to the extent authorized by the Company or required by any Federal or state law, rule or regulation or any decision or order of any court or regulatory authority, the Advisor agrees that it will refrain from disclosing to any person, other than to any agents, attorneys, accountants, employees, officers, and directors of the Advisor who need to know the information in connection with the Advisor's engagement hereunder, any confidential information which has not become public about the Company that the Advisor receives from the Company or its agents, attorneys or accountants in connection with the services rendered hereunder. Any advice rendered by CRI hereunder shall not be disclosed publicly in any manner without CRI's written approval and will be treated by the Company and CRI as confidential. In addition, CRI's advice is not intended for, and should not be relied upon by, other third parties. The Company also agrees that any reference to the Advisor or any affiliate of the Advisor in any release or communication to any party outside the Company is subject to the Advisor's prior approval, which approval shall be unreasonably withheld or delayed. If the Advisor resigns or is terminated prior to any release or communication, no reference shall be made therein to the Advisor without the Advisor's prior written permission.

               6. TERMINATION. This Agreement may be terminated by either the Company or CRI at any time prior to the Expiration Date upon written notice to the other party. In either event, the Company shall continue to be liable to CRI for any unpaid compensation earned or otherwise to be paid to CRI pursuant to this Agreement and provided that the expense reimbursement provisions contained in paragraph 2 herein, and the indemnity, contribution and expense reimbursement provisions contained in paragraph 3 and Exhibit I shall remain operative and in full force and effect regardless of termination, expiration, or consummation of a Transaction.

    Also, if this Agreement expires or is terminated prior to consummation of a Transaction and within 18 months after expiration or termination the Company consummates a Transaction with a Prospective Purchaser for any group that includes such Prospective

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    Purchaser or affiliate of such Prospective Purchaser, then the Company hereby agrees to pay CRI compensation in accordance with paragraph 2 of this Agreement. For purposes of computing the fee payable pursuant to the preceding sentence, CRI agrees to provide the Company with a written list within 30 business days of expiration or termination of all Prospective Purchasers with whom the Advisor had discussions, on behalf of the Company, about a potential Transaction.

               7. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered to the Company at 1555 Odell Road, Blaine, Washington 98231, Attention:
    Ronald S. Deans; and to CRI at 520 Pike Street, Suite 1010, Seattle, Washington 98101, Attention: Corporate Finance Department.

               8. ADVERTISEMENTS. The Company agrees that the Advisor shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder; provided that the Advisor shall have submitted a copy of any such proposed advertisement to the Company for its prior approval, which approval shall not be unreasonably withheld or delayed.

               9. CONSTRUCTION. The Agreement incorporates the entire understanding of the parties and supersedes all previous agreements and shall be governed by, and construed in accordance with, the laws of the State of Washington as applied to contracts made and performed in such State, without regard to principles of conflicts of laws.

              10. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

              11. HEADINGS. The section headings in this Agreement have been inserted as a matter of convenience for reference and are not an effective part of this Agreement.

              12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

              13. THIRD PARTY BENEFICIARIES. This Agreement has been and is made solely for the benefit of the Company, the Advisor and the other Indemnified Persons referred to in paragraph 3 hereof and their respective successors and assigns, and no other person shall acquire or have any rights under or by virtue of this Agreement.

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              14.   SUCCESSION.  This Agreement shall be binding upon and
    insure to the benefit of the Company, CRI, the Indemnified Persons and their respective successors, assigns, heirs and personal representatives.

              If the foregoing terms correctly set forth our Agreement, please confirm this by signing and returning to the Advisor the duplicate copy of this letter. Thereupon this letter, as signed in counterpart, shall constitute our Agreement on the subject matter herein.

CRUTTENDEN ROTH INCORPORATED

By:  /s/ James M. Stearns
    ------------------------------


Confirmed and Agreed to:

Geographics, Inc.


By:  /s/ Ronald S. Deans
    ------------------------------

Title:  Chairman & C.E.O.
       ---------------------------

Date:   8/11/97
      ----------------------------

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                                  EXHIBIT I

    CRI will be acting on behalf of Geographics, Inc. (the "Company") in connection with the services or matters that are the subject of the Agreement to which this Exhibit I is attached. Accordingly, the Company agrees to indemnify and hold harmless CRI and CRI's affiliates, the respective directors, officers, agents and employees of CRI and CRI's affiliates, and each other person, if any, controlling CRI or any of CRI's affiliates (collectively the "Indemnified Persons"), from and against any losses, claims, damages, liabilities or expenses (or actions, including shareholder actions, in respect thereof) related to or arising out of such engagement or CRI's role in connection therewith, and will reimburse the Indemnified Persons for all expenses (including out-of-pocket expenses, CRI's customary hourly charges for time expended in defending or preparing to defend any action or legal proceeding and CRI's counsel fees and expenses) as they are incurred by the Indemnified Persons in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which CRI or any Indemnified Person is a party. The Company will not, however, be responsible for any losses, claims, damages, liabilities or expenses which are finally judicially determined to have resulted primarily from CRI's willful misconduct or gross negligence.
The Company also agrees that none of the Indemnified Persons shall have any liability to the Company for or in connection with the services or matters pertaining to the Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that results primarily from CRI's willful misconduct or gross negligence. If the forgoing indemnity is unavailable or insufficient to hold the Indemnified Persons harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Persons, in respect of the Indemnified Persons, for losses, claims, damages, liabilities or expenses in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company, on the one hand and the Indemnified Persons, on the other, in connection with the matters as to which such losses, claims, damages, liabilities or expenses relate and other equitable consideration; provided, however, the Company agrees that the aggregate contribution of all Indemnified Persons shall in all cases be not more than the amount of fees actually received by CRI for its services. It is hereby further agreed that the relative benefits to the Company on the one hand and the Indemnified Persons on the other with respect to any Transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the total value of the Transaction bears to
(ii) the fees actually paid to the CRI with respect to such Transaction. The foregoing Agreement shall be in addition to any rights that CRI or any Indemnified Person may have at common law or otherwise. The Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this Agreement is brought against CRI or any other Indemnified Person. If any action, proceeding or investigation is commenced as to which an Indemnified Person demands indemnification, the Indemnified Person shall have the right to retain counsel of its own choice to represent it, the Company shall pay the reasonable fees and expenses of such counsel, and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by the Company; provided that the Company shall not be responsible for the fees and expenses of more than one counsel.